UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 16, 2002

Commission file number 1-8198

HOUSEHOLD INTERNATIONAL
(Exact name of registrant as specified in its charter)

Delaware	36-3121988
(State of Incorporation)	(I.R.S.. Employer Identification No.)

2700 Sanders Road, Prospect Heights, Illinois   60070
(Address of principal executive offices)         (Zip Code)

(847)564-5000
(Registrant's telephone number, including area code)

Item 5. Other Events
Press release pertaining to the financial results of Household International, Inc., for the quarter and nine months ended September 30, 2002. Said release is filed as an exhibit hereto.

In connection with the release by Household International of this Information, Household will broadcast its third quarter earnings teleconference call live over the Internet on its website at www.household.com. The call will begin at 9:00 am Central Daylight Time on October 16, 2002. A replay will also be available shortly after the end of the call.

Item 7. Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Exhibits.
No. Exhibit
99 Press release titled "Household Reports Operating Net Income of $1.17 Per Share for the Third Quarter" dated October 16, 2002.
For the quarter ended September 30, 2002, Household reported net income of $221 million and earnings per share of $.45,
including settlement charge and related expenses of $333 million
(after tax).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSEHOLD INTERNATIONAL, INC.
(Registrant)

By: /s/ Patrick D. Schwartz Patrick D. Schwartz Assistant Secretary

Date:   October 16, 2002